UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – November 21, 2006
BROADWING CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-30989	52-2041343
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)
1122 Capital of Texas Highway
Austin, Texas 78746
(Address of principal executive offices)
Registrant’s telephone number, including area code: (512) 742-3700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 21, 2006, Level 3 Communications, Inc., a Delaware corporation (“Level 3”), Level 3 Services, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Level 3 (“Merger Sub”), Level 3 Colorado, Inc., a Delaware corporation and a direct wholly owned subsidiary of Level 3 (“Sister Subsidiary”), and Broadwing Corporation, a Delaware corporation (“Broadwing”) entered into an amendment (the “Amendment”) to that certain Agreement and Plan of Merger, dated as of October 16, 2006 (the “Merger Agreement”), among Level 3, Merger Sub, Sister Subsidiary and Broadwing.
     The Amendment was entered into to add representations, warranties and covenants of Sister Subsidiary and to increase the size of the aggregate bonus pool for Broadwing’s special bonus plan to $6.4 million for special bonuses to employees of Broadwing or its subsidiaries.
     Pursuant to the Merger Agreement, as amended, at the effective time of the merger, Merger Sub will be converted into a Delaware corporation and merged with and into Broadwing. Immediately thereafter, Broadwing will be merged with and into Sister Subsidiary. Sister Subsidiary will survive the merger as a wholly owned subsidiary of Level 3 and will continue its corporate existence under Delaware law under the name Level 3 Colorado, Inc. The Merger Agreement originally contemplated a merger of Broadwing with and into Merger Sub. The forward merger of Broadwing into a limited liability company would have required the consent of the holders of the Broadwing’s 3.125% convertible senior debentures due 2026. Because the requisite consent of holders of the convertible debentures was not obtained by the close of business on November 17, 2006, the merger will instead be effected by means of the merger of Merger Sub with and into Broadwing, followed immediately thereafter by the merger of Broadwing into Sister Subsidiary, as described above, a structure which does not require any consent of the holders of the convertible debentures.
     A composite copy of the Merger Agreement as amended by the Amendment is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Amendment as incorporated into the composite copy of the Merger Agreement, which is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.
     As described above, the Merger Agreement contains representations and warranties that Broadwing and Level 3 made to each other as of the date of the Merger Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Level 3 and Broadwing and are subject to important qualifications and limitations agreed to by Level 3 and Broadwing in connection with negotiating the Merger Agreement. Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk between Level 3 and Broadwing rather than establishing matters as facts.

Item 8.01 Other Events
     On November 21, 2006, Stephen E. Courter, Broadwing’s Chief Executive Officer, agreed to cancel certain options held by Mr. Courter to purchase 218,750 shares of Broadwing common stock immediately prior to (and subject to) the closing of the merger of Broadwing and Level 3 pursuant to the Merger Agreement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of October 16, 2006, as amended by the Amendment to the Agreement and Plan of Merger, dated as of November 21, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADWING CORPORATION

By:	/s/ Lynn D. Anderson Senior Vice President and Chief
Financial Officer
Date: November 28, 2006

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